UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):     July 30, 2019

LEGG MASON, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 International Drive, Baltimore MD 21202

(Address of Principal Executive Offices, and Zip Code)
410-539-0000
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Legg Mason’s Annual Meeting was held on July 30, 2019. The tabulation of votes for each proposal submitted to Legg Mason’s shareholders at the Annual Meeting was as follows:

Proposal 1: Election of Directors.

In the election of directors, the 9 director nominees were elected with the following votes:

Director	For	Withhold	Broker Non-Votes
Robert E. Angelica	70,193,209	987,778	9,292,873
Carol Anthony Davidson	70,815,132	365,855	9,292,873
Edward P. Garden	68,892,467	2,288,520	9,292,873
Michelle J. Goldberg	70,738,753	442,234	9,292,873
Stephen C. Hooley	70,829,830	351,157	9,292,873
John V. Murphy	68,579,585	2,601,402	9,292,873
Nelson Peltz	66,595,829	4,585,158	9,292,873
Alison A. Quirk	68,815,211	2,365,776	9,292,873
Joseph A. Sullivan	67,516,297	3,664,690	9,292,873

Proposal 2: Advisory Vote to Approve the Compensation of Legg Mason’s Named Executive Officers.

The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as follows:

For	62,939,607
Against	4,716,732
Abstain	3,524,648
Broker Non- Vote	9,292,973

Proposal 3: Ratification of the Appointment of Legg Mason’s Independent Registered Accounting Firm.

The stockholders voted in favor of the ratification of the appointment of PriceWaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2020 as follows:

For	78,634,429
Against	1,780,838
Abstain	58,593
Broker Non- Vote	0

Proposal 4: Consideration of a Shareholder Proposal to Remove Supermajority Voting Provisions from our Charter and Bylaws.

The stockholders approved the proposal as follows:

For	66,466,739
Against	1,794,422
Abstain	2,919,826
Broker Non- Vote	9,292,873

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: August 1, 2019	By:	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President and General Counsel